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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 333-39997 of United Auto Group, Inc. on Form S-3 and Registration Statement Nos. 333-14971, 333-26219 and 333-50816 on Form S-8 of our report dated February 4, 2002, appearing in this Current Report on Form 8-K under the Securities Exchange Act of 1934 Form 8-K of United Auto Group, Inc. dated February 6, 2002.



/s/ DELOITTE & TOUCHE LLP

New York, New York
February 6, 2002